Exhibit 10.1

FREESTAR TECHNOLOGY CORPORATION

2007 STOCK INCENTIVE PLAN

(as amended effective December 2, 2008)

1. Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. To accomplish the foregoing, the Plan provides that the Company may grant Options and Shares of Common Stock (each as hereinafter defined). Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2. Definitions.    As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) "Applicable Laws" has the meaning set forth in Section 4(a) of the Plan.

(c) "Award" means an award of Options or Shares (each as defined below).

(d) "Board" means the Board of Directors of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) "Common Stock" means the common stock of the Company.

(h) "Company" means FreeStar Technology Corporation, a Nevada corporation.

(i) "Consultant" means any person who is engaged by the Company, or any Parent or Subsidiary, to render services and is compensated for such services other than as an Employee.

(j) "Continuous Status" means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status.

(k) "Director" means a member of the Board.

(l) "Employee" means any person, which may include Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined by the Administrator in its discretion, subject to any requirements of the Code.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

(i)   If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(t) "Non-Employee Director" shall mean a Director who is not an Employee.

(u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

(v) "Option" means a stock option granted pursuant to the Plan.

(w) "Optionee" means an Employee, Director or Consultant who receives an Option.

(x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(y) "Plan" means this 2007 Stock Incentive Plan.

(z) "Restricted Period" has the meaning set forth in Section 10(b) of the Plan.

(aa) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(bb) "Share" means a share of the Common Stock.

(cc) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(dd) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.  Stock Subject to the Plan.    The maximum aggregate number of Shares that may be issued under the Plan is 58,333,333 shares of Common Stock.  The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.

4. Administration of the Plan.

(a)  Multiple Administrative Bodies. If permitted by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively the "Applicable Laws"), grants under the Plan may be made by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)  General. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(c)  Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan;
(ii)	to select the Consultants, Directors and Employees to whom Awards may from time to time be granted hereunder;
(iii)	to determine whether and to what extent Options or Shares or any combination thereof are granted hereunder;
(iv)	to determine the number of Shares of Common Stock, if any, to be covered by each Award granted hereunder;
(v)	to approve forms of agreement for use under the Plan;
(vi)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the share price and any restriction or limitation, the vesting of any Option or the acceleration of vesting or waiver of a forfeiture restructure, based in each case on such factors as the Administrator shall determine, in its sole discretion;

(vii)	to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock;
(viii)
to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; provided, however, that, to the extent required under Applicable Law or the rules of the applicable Stock Exchange, the Administrator shall not exercise such power without prior shareholder approval.

(ix)	to determine the terms and restrictions, if any, applicable to an award of Shares;
(x)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and
(xi)
in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(d)  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

5. Eligibility.

(a)  Recipients of Grants. Awards may be granted to eligible Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

(b)  Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(c)  No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.  Term of Plan.    The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for ten (10) years from the date thereof, unless sooner terminated under Section 15 hereof.

7.  Term of Option.    The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

8. Option Exercise Price and Consideration.

(a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

(i)  In the case of an Incentive Stock Option that is:

(A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator.

(b)  Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares, (5) to the extent permitted under Applicable Laws, authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) to the extent permitted under Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

9. Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

 (b)  Termination of Employment or Consulting Relationship. Unless otherwise provided in the Option, in the event of termination of an Optionee's Continuous Status, such Optionee may, but only within three (3) months after the date of such termination (or such greater period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months after the date of such termination), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)  Disability of Optionee. In the event of termination of an Optionee's Continuous Status as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination, unless otherwise provided in the Option (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d)  Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status, or death within three (3) months following the termination of the Optionee's Continuous Status, the Option may be exercised, at any time within twelve (12) months following the date of death, unless otherwise provided in the Option (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e)  Extension of Exercise Period. Notwithstanding the limitations set forth in Sections 9(b), (c) and (d) above, the Administrator has full power and authority to extend the period of time for which any Option granted under the Plan is to remain exercisable following termination of an Optionee's Continuous Status from the limited period set forth in the written option agreement to such greater period of time as the Administrator shall deem appropriate.

(f)  Rule 16b-3. Options granted to Officer, Director, or greater than ten percent shareholder of the Company shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

(g)   Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. Shares.

(a) Grant of Shares. Shares of Common Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will grant an award of shares of Common Stock under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions (if any) related to the offer, including the Restricted Period applicable to such award, the imposition, if any, of any performance-based condition or other restriction on an award of such Common Stock, the number of Shares that such person shall be entitled to purchase, the price to be paid, if any. The prospective recipient of an Award of Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an award agreement, in the form determined by the Administrator, evidencing the Award.

(b)  Lapse of Restrictions. With respect to an Award of Shares, the Administrator shall prescribe in the award agreement, the period in which such Shares becomes nonforfeitable, which may be immediately, over time, or upon specified events (the "Restricted Period").

(c)  Certificates. Each recipient who is granted an Award of Shares shall be issued a stock certificate in respect of such Shares, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing any Shares that are subject to restrictions granted hereunder be held in the custody of the Company until any restrictions thereon shall have lapsed, and may require that, as a condition of any Award of Shares, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)  Rights as a Shareholder. Except as otherwise provided in an Award Agreement, the participant shall possess all incidents of ownership with respect to such Shares during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Shares except as the Administrator, in its sole discretion, shall otherwise determine.

(e)  Nontransferability. During the Restricted Period, if any, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any restricted Shares during the Restricted Period in contravention of any such restrictions shall be null and void and without effect.

(f)  Other Provisions. The Award agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of the Award agreements need not be the same with respect to each purchaser.

11.  Stock Withholding to Satisfy Withholding Tax Obligations.    At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (I) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (a) the election must be made on or prior to the applicable Tax Date; (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and (c) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12. Adjustments Upon Changes in Capitalization, Corporate Transactions.

(a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of shares of Common Stock covered by each outstanding Award, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award or otherwise, (iii) the maximum number of shares of Common Stock for which Awards may be granted to any Employee under the Plan, (iv) the price per share of Common Stock covered by each such outstanding Award, and (v) the number of shares of Common Stock that may be granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)  Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. Additionally, the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and that each Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If the Administrator makes an Award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the recipient that such Award shall be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate upon the expiration of such period.

13.  Non-transferability of Awards.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

14.  Time of Granting of an Award.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory.

(b)  Effect of Amendment or Termination. Notwithstanding the foregoing, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

16.  Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

17.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.  Agreements.  Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

19.   Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof. Each party submits to the exclusive jurisdiction and venue of any California State or Federal court with respect to any controversy or claim arising out of, related to, or connected with this Plan, its enforcement or interpretation or the Awards issued hereunder.